EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2025 RESULTS

– Net Income Per Fully Diluted Share of $0.04 –
– Core FFO Per Fully Diluted Share of $0.22 –
– Signed 232,108 Rentable Square Feet of Leases –
– $0.7B of Liquidity, No Floating Rate Debt Exposure –

New York, New York, July 23, 2025 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the second quarter 2025. All per share amounts are on a fully diluted basis, where applicable.

Second Quarter and Recent Highlights
•Net Income of $0.04 per share.
•Core Funds From Operations (“Core FFO”) of $0.22 per share.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees decreased 5.9% year-over-year. The second quarter change was primarily attributed to increases in real estate taxes and property operating expenses. These higher expense were partially offset by higher tenant reimbursement income. Adjusted for non-recurring items, which predominately consisted of positive items recognized in the second quarter of 2024, Same-Store Property Cash NOI decreased by 3.0%.
•Signed 221,776 rentable square feet of Manhattan office leases. In our Manhattan office portfolio, blended leasing spreads were +12.1%, the 16th consecutive quarter of positive leasing spreads.
•Manhattan office leased rate increased by 80 bps sequentially to 93.8%. The total commercial portfolio is 92.9% leased as of June 30th, 2025.
•Manhattan office occupancy increased by 140 bps sequentially to 89.5%. The total commercial portfolio is 89.0% occupied as of June 30th, 2025.
•Empire State Building Observatory generated NOI of $24.1 million.
•Closed on the previously announced acquisition of a retail asset located at 86-90 North 6th Street in Williamsburg Brooklyn, for a purchase price of $31.0 million.

Property Operations

As of June 30, 2025, the Company’s property portfolio contained 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units, which were occupied and leased as shown below.

	June 30, 2025[1]	March 31, 2025[1]	June 30, 2024[1]
Percent occupied:
Total commercial portfolio	89.0%	87.9%	88.9%
Total office	88.9%	87.5%	88.6%
Manhattan office	89.5%	88.1%	89.3%
Total retail	89.9%	91.2%	92.3%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	92.9%	92.5%	93.1%
Total office	93.1%	92.3%	93.0%
Manhattan office	93.8%	93.0%	93.8%
Total retail	90.7%	94.1%	93.5%
Total multifamily portfolio	98.6%	99.0%	97.9%

1 All occupancy and leased percentages exclude broadcasting and storage space.

Leasing

The tables that follow summarize leasing activity for the second quarter of 2025. During this period, the Company signed 22 leases that totaled 232,108 square feet with an average lease duration of 9.9 years.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	18	221,776	71.21	12.1%
Retail	4	10,332	268.92	(15.0)%
Total Overall	22	232,108	80.01	7.0%

Manhattan Office Portfolio

Manhattan Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	16	202,499	72.28	14.5%
Renewal Office	2	19,277	59.97	(11.2)%
Total Office	18	221,776	71.21	12.1%

Leasing Activity Highlights
•A 14-year 39,610 square foot expansion lease with an investment management tenant at One Grand Central Place.
•A 12-year 39,237 square foot new lease with Elsberg Baker & Maruri at the Empire State Building.
•An 11-year 25,372 square foot new lease with Mott MacDonald Group at the Empire State Building.
•A 12-year 24,212 square foot renewal lease with SLCE Architects at 1359 Broadway.

Balance Sheet
The Company had $0.7 billion of total liquidity as of June 30, 2025, which was comprised of $95 million of cash, plus $620 million available under its revolving credit facility. At June 30, 2025, the Company had total debt outstanding of approximately $2.1 billion, no floating rate debt exposure, and a weighted average interest rate of 4.34%. At June 30, 2025, the Company’s ratio of net debt to adjusted EBITDA was 5.6x.

Portfolio Transaction Activity

In the second quarter, the Company closed on the previously announced acquisition of a prime retail asset located at 86-90 North 6th Street in Williamsburg Brooklyn, for a purchase price of $31.0 million.

The asset represents a strategic redevelopment opportunity in a prime retail location at the southeast corner of North 6th Street and Wythe Avenue. With this acquisition, the Company now owns two of the three viable corners on North 6th Street and Wythe Avenue and over 600 linear feet of prime retail frontage on North 6th Street.

Share Repurchases

During the second quarter and through July 22, 2025, the Company repurchased $2.1 million of common stock at a weighted average price of $6.92 per share. The stock repurchase program began in March 2020 and through July 22, 2025, approximately $296 million has been repurchased at a weighted average price of $8.17 per share.

Dividend

On June 30, 2025, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the second quarter of 2025 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 30, 2025, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the second quarter of 2025 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2025 Earnings Outlook

The Company provides 2025 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2025 Updated Guidance (July 2025)	2025 Initial Guidance (Feb 2025)	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.83 to $0.86	$0.86 to $0.89	•2025 includes ~$0.05 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	89% to 91%	89% to 91%
SS Property Cash NOI (excluding lease termination fees)	–2.0% to +1.5%	–2.0% to +1.5%
•Assumes positive revenue y/y growth
•Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes
•2025 SS NOI y/y growth is expected to range from ~0.5 to 4.0% relative to 2024 excluding one-time items

Observatory Drivers
Observatory NOI	$90M to $94M	$97M to $102M	•Reflects average quarterly expenses of ~$9 to 10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.22	$0.25
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.05	0.05
FFO Attributable to Common Stockholders and the Operating Partnership	$0.80	$0.83
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.86

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 24, 2025 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until July 31, 2025, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13753919.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of June 30, 2025, ESRT’s portfolio is comprised of approximately 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) increased costs due to tariffs or other economic factors; (iii) a failure of conditions or performance regarding any event or transaction described herein; (iv) resolution of legal proceedings involving the Company; (v) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (vi) changes in our business strategy; (vii) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xiii) decreased rental rates or increased vacancy rates; (xiv) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvii) our failure to qualify as a REIT; (xviii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xix) our disclosure controls and internal control over financial reporting, including any material weakness; and (xx) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2025	2024
Revenues
Rental revenue	$153,540	$152,470
Observatory revenue	33,899	34,124
Lease termination fees	464	—
Third-party management and other fees	408	376
Other revenue and fees	2,939	2,573
Total revenues	191,250	189,543
Operating expenses
Property operating expenses	44,880	41,516
Ground rent expenses	2,332	2,332
General and administrative expenses	18,685	18,020
Observatory expenses	9,822	8,958
Real estate taxes	32,607	31,883
Depreciation and amortization	47,802	47,473
Total operating expenses	156,128	150,182
Total operating income	35,122	39,361
Other income (expense):
Interest income	1,867	5,092
Interest expense	(25,126)	(25,323)
Interest expense associated with property in receivership	—	(628)
Gain on disposition of property	—	10,803
Income before income taxes	11,863	29,305
Income tax expense	(478)	(750)
Net income	11,385	28,555
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(3,815)	(10,433)
Preferred unit distributions	(1,051)	(1,051)
Net income attributable to common stockholders	$6,519	$17,071
Total weighted average shares
Basic	168,368	164,277
Diluted	269,951	268,716
Earnings per share attributable to common stockholders
Basic	$0.04	$0.10
Diluted	$0.04	$0.10

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2025	2024
Revenues
Rental revenue	$308,082	$306,352
Observatory revenue	57,060	58,720
Lease termination fees	464	—
Third-party management and other fees	839	641
Other revenue and fees	4,871	5,009
Total revenues	371,316	370,722
Operating expenses
Property operating expenses	89,940	86,576
Ground rent expenses	4,663	4,663
General and administrative expenses	35,625	33,992
Observatory expenses	17,940	17,389
Real estate taxes	65,657	64,124
Depreciation and amortization	96,581	93,554
Total operating expenses	310,406	300,298
Total operating income	60,910	70,424
Other income (expense):
Interest income	5,653	9,270
Interest expense	(52,064)	(50,451)
Interest expense associated with property in receivership	(647)	(628)
Loss on early extinguishment of debt	—	(553)
Gain on disposition of property	13,170	10,803
Income before income taxes	27,022	38,865
Income tax (expense) benefit	141	(95)
Net income	27,163	38,770
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(9,323)	(13,933)
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(2,101)	(2,101)
Net income attributable to common stockholders	$15,739	$22,732
Total weighted average shares
Basic	167,644	163,988
Diluted	269,739	268,105
Earnings per share attributable to common stockholders
Basic	$0.09	$0.14
Diluted	$0.09	$0.14

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2025	2024

Net income	$11,385	$28,555
Preferred unit distributions	(1,051)	(1,051)
Real estate depreciation and amortization	46,921	46,398
Gain on disposition of property	—	(10,803)
FFO attributable to common stockholders and Operating Partnership units	57,255	63,099

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	59,213	65,057

Interest expense associated with property in receivership	—	628
Core FFO attributable to common stockholders and Operating Partnership units	$59,213	$65,685

Total weighted average shares and Operating Partnership units
Basic	266,899	264,676
Diluted	269,951	268,716

FFO per share
Basic	$0.21	$0.24
Diluted	$0.21	$0.23

Modified FFO per share
Basic	$0.22	$0.25
Diluted	$0.22	$0.24

Core FFO per share
Basic	$0.22	$0.25
Diluted	$0.22	$0.24

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2025	2024

Net income	$27,163	$38,770
Non-controlling interests in other partnerships	—	(4)
Preferred unit distributions	(2,101)	(2,101)
Real estate depreciation and amortization	94,792	91,255
Gain on disposition of property	(13,170)	(10,803)
FFO attributable to common stockholders and Operating Partnership units	106,684	117,117

Amortization of below-market ground leases	3,916	3,916
Modified FFO attributable to common stockholders and Operating Partnership units	110,600	121,033

Interest expense associated with property in receivership	647	628
Loss on early extinguishment of debt	—	553
Core FFO attributable to common stockholders and Operating Partnership units	$111,247	$122,214

Total weighted average shares and Operating Partnership units
Basic	266,985	264,619
Diluted	269,739	268,105

FFO per share
Basic	$0.40	$0.44
Diluted	$0.40	$0.44

Modified FFO per share
Basic	$0.41	$0.46
Diluted	$0.41	$0.45

Core FFO per share
Basic	$0.42	$0.46
Diluted	$0.41	$0.46

Empire State Realty Trust, Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands)

	June 30, 2025	December 31, 2024
Assets
Commercial real estate properties, at cost	$3,903,950	$3,786,653
Less: accumulated depreciation	(1,341,144)	(1,274,193)
Commercial real estate properties, net	2,562,806	2,512,460
Contract asset[2]	—	170,419
Cash and cash equivalents	94,643	385,465
Restricted cash	42,084	43,837
Tenant and other receivables	28,124	31,427
Deferred rent receivables	255,272	247,754
Prepaid expenses and other assets	85,083	101,852
Deferred costs, net	181,694	183,987
Acquired below market ground leases, net	309,495	313,410
Right of use assets	28,070	28,197
Goodwill	491,479	491,479
Total assets	$4,078,750	$4,510,287

Liabilities and equity
Mortgage notes payable, net	$691,440	$692,176
Senior unsecured notes, net	1,097,355	1,197,061
Unsecured term loan facility, net	268,883	268,731
Unsecured revolving credit facility	—	120,000
Debt associated with property in receivership	—	177,667
Accrued interest associated with property in receivership	—	5,433
Accounts payable and accrued expenses	104,315	132,016
Acquired below market leases, net	17,081	19,497
Ground lease liabilities	28,070	28,197
Deferred revenue and other liabilities	55,343	62,639
Tenants’ security deposits	27,015	24,908
Total liabilities	2,289,502	2,728,325
Total equity	1,789,248	1,781,962
Total liabilities and equity	$4,078,750	$4,510,287

2 This contract asset represents the amount of obligation which was released on February 5, 2025, upon the final resolution of the foreclosure process on First Stamford Place.